Exhibit 10.2

FIRST AMENDMENT TO PROMISSORY NOTE A

THIS FIRST AMENDMENT TO PROMISSORY NOTE (this “Amendment”) is made and entered as of September 3, 2015 (the “Effective Date”), by and among GLADSTONE LAND LIMITED PARTNERSHIP, a Delaware limited partnership (“Borrower”), and METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Lender”), with reference to that certain Promissory Note in the original principal amount of up to ONE HUNDRED MILLION AND 00/100 DOLLARS ($100,000,000.00) made by Borrower to the order of Lender and dated April 30, 2014 (“Note A”). Any capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings given to them in Note A.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1. Amendment of Note A Terms. As of the Effective Date, Note A is hereby amended as follows:

(a)	The following sentence is inserted after the last sentence of Section 1(a) of Note A:

“As of September 1, 2015, subject to adjustment as set forth below, the outstanding principal balance of this Note shall bear interest at the fixed rate of Three and 35/100 percent (3.35%) per annum, subject to the Default Interest Rate defined below.”

(b)	Section 1 (b)(i) of the Note is hereby deleted in its entirety and replaced with the following:

“If the Additional Disbursement of loan proceeds occurs under the terms of the Loan Agreement, upon the Additional Disbursement, a fixed interest rate will be established for such Additional Disbursement by Lender ten (10) days prior to the scheduled disbursement date based on the reported yield rate for 5-Year U.S. Treasury obligations (the “Yield”) plus a spread determined by the holder of this Note applying its then effective standards for determining an interest rate spread for a loan of equivalent term considering the amount of the loan, the credit risk, the collateral, the borrower and other factors normally used in the holder’s determination of an appropriate interest rate to be charged to a borrower (the “Disbursement Rate”). Notwithstanding the foregoing, upon Lender’s notification to Borrower of the Disbursement Rate, Borrower may elect, by notice to Lender, to delay the establishment of the Yield use in fixing the Disbursement Rate to the Yield in effect on a day designated by Borrower between five (5) and ten (10) days prior to the Additional Disbursement.

(c)	The first sentence of Section 1(c) is deleted in its entirety and replaced with the following:

“The interest rate on the outstanding balance of this Note shall be subject to adjustment on August 31, 2020, and every five (5) years thereafter (each, an “Interest Adjustment Date”).”

(d)	Section 2(b) of the Note is hereby deleted in its entirety and replaced with the following:

“Commencing on July 5, 2016, and continuing on the fifth (5th) day of each January and July thereafter through and including July 5, 2017, Borrower shall make a semi-annual payment of principal in the amount equal to one and 75/100 percent (1.75%) of the outstanding principal balance of the Note on the date the payment is due. Commencing on January 5, 2018, and continuing on the fifth (5th) day of each July and January thereafter prior to the Maturity Date, Borrower shall make a semi-annual payment of principal in the amount equal to one and 75/100 percent (1.75%) of the outstanding principal balance of the Note on January 5, 2018, provided that in no event shall the required semi-annual payment of principal commencing on January 5, 2018 be less than the amount of any payment required from July 5, 2016 through July 5, 2017.”

2. No Implied Modifications. Except as expressly modified by the terms of this Amendment, all of the terms, covenants and conditions set forth in Note A shall remain in full force and effect. All references to Note A in any of the other Loan Documents shall be to Note A as amended by this Amendment.

3. Entire Agreement. This Amendment supersedes all previous oral and written agreements related to this modification and constitutes the entire agreement between Borrower and Lender with respect thereto. No provision of this Amendment may be further modified except through the execution of a subsequent written agreement by the party to be charged therewith.

(Signatures appear on following pages)

IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment as of the day and year first above written.

BORROWER:

GLADSTONE LAND LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Gladstone Land Partners, LLC, a Delaware limited liability company Its General Partner

	By:	Gladstone Land Corporation, a Maryland corporation Its Manager

		By:	/s/ David Gladstone
David Gladstone
Its Chief Executive Officer

(Signatures continue on following page)

LENDER:

METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation

By:	/s/ Tom Bozzo
Printed Name:	Tom Bozzo
Its:	Director

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